UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose (i) the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures for each business day from November 1, 2013 through November 30, 2013, for each of our classes of common stock, and (ii) the entry into a contract to sell a portfolio of twelve industrial properties.

Recent Pricing Information (unaudited)

Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from November 1, 2013 through November 30, 2013, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share
	Class E	Class A	Class W	Class I
November 1, 2013	$6.86	$6.86	$6.86	$6.86
November 4, 2013	$6.86	$6.86	$6.86	$6.86
November 5, 2013	$6.85	$6.85	$6.85	$6.85
November 6, 2013	$6.87	$6.87	$6.87	$6.87
November 7, 2013	$6.87	$6.87	$6.87	$6.87
November 8, 2013	$6.87	$6.87	$6.87	$6.87
November 11, 2013	$6.87	$6.87	$6.87	$6.87
November 12, 2013	$6.87	$6.87	$6.87	$6.87
November 13, 2013	$6.87	$6.87	$6.87	$6.87
November 14, 2013	$6.87	$6.87	$6.87	$6.87
November 15, 2013	$6.87	$6.87	$6.87	$6.87
November 18, 2013	$6.87	$6.87	$6.87	$6.87
November 19, 2013	$6.87	$6.87	$6.87	$6.87
November 20, 2013	$6.86	$6.86	$6.86	$6.86
November 21, 2013	$6.86	$6.86	$6.86	$6.86
November 22, 2013	$6.86	$6.86	$6.86	$6.86
November 25, 2013	$6.87	$6.87	$6.87	$6.87
November 26, 2013	$6.87	$6.87	$6.87	$6.87
November 27, 2013	$6.90	$6.90	$6.90	$6.90
November 29, 2013	$6.90	$6.90	$6.90	$6.90

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

Industrial Portfolio Disposition

The Company has entered into a contract to sell a portfolio of twelve industrial properties comprising 3.4 million net rentable square feet to an unrelated third party. Although, as of November 27, 2013, the buyer has waived its due diligence, the contract is subject to various contingencies, and we cannot provide assurance whether or when transaction will occur. We hold seven and five of the properties, respectively, through two joint ventures, wherein we own 96.4% and 88.6% interests, respectively, in the properties through consolidated subsidiaries. As of September 30, 2013, our industrial portfolio comprised 25 properties in 15 markets, aggregating approximately 7.0 million net rentable square feet. Upon the sale of this portfolio, our industrial portfolio will comprise 13 properties in nine markets, aggregating 3.7 million net rentable square feet. The current outside closing date is February 14, 2014, although such closing may occur earlier upon satisfaction of certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
December 2, 2013

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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